NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com
Michael Broidy
Shelley Whiddon – Media	Schottenstein Stores Corporation
972.348.4310	614.449.4200
Shelley.Whiddon@alliancedata.com	Michael.Broidy@vcf.com

ALLIANCE DATA RENEWS MULTI-YEAR PRIVATE LABEL
CREDIT CARD SERVICES CONTRACT WITH FURNITURE RETAILER AND TOP-20 CLIENT AMERICAN SIGNATURE
INC.

DALLAS, Texas, Sept. 14, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that it has signed a multi-year renewal agreement to continue providing private label credit card services for leading furniture retailer American Signature Inc. A wholly-owned subsidiary of Schottenstein Stores Corporation, American Signature Inc. is a designer, manufacturer and retailer of high-quality, affordable home furnishings. American Signature Inc. operates its Value City Furniture, Rooms Today and American Signature Furniture branded stores in 128 retail locations throughout 17 states in the East Coast and Midwest. Ranked eighth on Furniture Today’s listing of top 100 furniture retailers, American Signature Inc. posted sales of nearly $1 billion in 2005 and has been a client since Alliance Data’s inception in 1996.

Under terms of the agreement, Alliance Data will continue providing private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services for American Signature.

“Our longstanding relationship with Alliance Data is due to their ability to thoroughly understand the dynamics of the furniture retail industry, and to consistently deliver solutions that meet our unique needs,” said Ed Cornell, chief financial officer, American Signature Inc. “Our private label credit card program plays a key role in our marketing and branding strategy, particularly in attracting a wider customer audience as we continue to expand our brands through the introduction of more upscale designs and updated merchandise. With Alliance Data’s credit and marketing tools, we can provide our customers flexible credit options, which are vital to supporting our aggressive growth goals.”

“Alliance Data’s integrated credit and marketing capabilities are critical to helping American Signature Inc. achieve its growth goals and maintain a superior customer experience as they evolve their brands,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Alliance Data will continue to provide American Signature with a robust set of services that build customer loyalty, increase sales and assist in reaching new customer segments. We are excited to extend our decade-long relationship with American Signature and look forward to continuing to contribute to its success.”

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceData.com.

About American Signature, Inc.
Based in Columbus, Ohio, American Signature, Inc. is one of the country’s largest furniture retailers.  In addition to owning and operating the retail chains, American Signature Furniture®, Value City Furniture®, and Rooms Today they also own the factories where most of their merchandise is produced.  This guarantees factory direct savings.  American Signature, Inc. is vertically integrated as the designer, manufacturer and retailer, so consumers can find exceptional quality furniture at about half of what they would expect to pay at other fine furniture stores. Merchandise includes home furnishings and decorative accessories with sales in excess of $1 billion.

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

# # #